Exhibit 10.1

OPTION AGREEMENT

This Option Agreement (“Agreement”) is entered into as of February 1, 2005, by and between Ambassadors International, Inc., a Delaware corporation (“Ambassadors”), and BellJa Holding Company, Inc., a California corporation (the “Company”). These parties are sometimes referred to herein individually by name or as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company is the holder of 34% of the issued and outstanding shares (the “BellPort Japan Shares”) of BellPort Japan, a corporation organized under the laws of Japan (“BellPort Japan”);

WHEREAS, concurrent with the execution of this Agreement, Ambassadors and BellPort Group, Inc., a Delaware corporation (“BellPort”), have entered into an Agreement and Plan of Merger, pursuant to which Ambassadors will acquire all of the outstanding capital stock of BellPort (the “Merger Agreement”);

WHEREAS, prior to executing the Merger Agreement, BellPort sold the BellPort Japan Shares to the Company and the stockholders of the Company consist of the same individuals that were the stockholders of BellPort;

WHEREAS, the Company has agreed to provide Ambassadors an option to purchase the BellPort Japan Shares and/or the Company; and

WHEREAS, Ambassadors would not have entered into the Merger Agreement or consummate the transactions contemplated thereby without the Company agreeing to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. OPTION; OPTION EXERCISE

(a) Option Grant. In consideration of Ambassadors’ payment to the Company of the amount of One Hundred Dollars ($100) and agreement to enter into the Merger Agreement and consummate the transactions contemplated thereby, the Company hereby grants Ambassadors an option right to purchase the BellPort Japan Shares and/or the Company (the “Option”) pursuant to the terms and conditions of this Agreement. Whether such Option is exercised shall be determined by Ambassadors in its sole and absolute discretion.

(b) Option Exercise. The Option may be exercised by Ambassadors, in its sole and absolute discretion, at any time from the date of this Agreement through 11:59 p.m., PST, on February 1, 2006 (the “Option Termination Time”). Ambassadors shall exercise its Option by giving written notice of its election to exercise to the Company (the “Option Notice”). If the Option is not exercised by Ambassadors by delivering the Option Notice to the Company on or prior to the Option Termination Time, the Option granted under this Agreement shall expire and be of no further force or effect; provided, however, that, if an Option Notice has been delivered on or prior to the Option Termination Time and the Closing (as defined below) is to occur after the Option Termination Time, the Option and this Agreement shall not terminate until the earlier of the withdrawal of such Option Notice and the Closing. Notwithstanding anything in this Agreement to the contrary, Ambassadors shall have the right to withdraw any Option Notice, in its sole and absolute discretion, for any reason and at any time (including following the Valuation Firms’ (as defined below) determination of the Purchase Price following receipt of a Option Notice). In no event shall any such withdrawal serve as a termination of the Option granted in this Agreement or otherwise affect or alter Ambassadors’ right to exercise the Option at any later date prior to the Option Termination Time.

SECTION 2. PURCHASE PRICE

(a) Determination. If Ambassadors exercises its Option as provided in Section 1(b), the purchase price (the “Purchase Price”) shall be an amount equal to the Fair Market Value of the BellPort Japan Shares or the Company, as applicable, as of the date of the Option Notice. For this purpose, “Fair Market Value” shall mean the price at which a motivated seller would sell and a motivated buyer would purchase the BellPort Japan Shares or the Company, as applicable, as of the date of the Option Notice. The Fair Market Value shall be determined by a reputable independent valuation firm (the “Valuation Firm”) with experience in determining the value of assets similar to the BellPort Japan Shares or companies similar to the Company, as applicable. Upon delivery of an Option Notice, Ambassadors and the Company shall agree upon, and jointly appoint, the Valuation Firm and agree upon the methodologies to be employed by the Valuation Firm when determining the Purchase Price. Within one hundred twenty (120) calendar days of such appointment, the Valuation Firm shall determine the Purchase Price and provide each of Ambassadors and the Company with a report setting forth the Purchase Price and the Valuation Firm’s calculations and materials supporting such valuation. The determination of the Purchase Price by the Valuation Firm following each Option Notice shall be binding on the Company and Ambassadors with respect to such Option Notice, except as otherwise agreed between the Company and Ambassadors. The fees and expenses of the Valuation Firm shall be borne equally between Ambassadors and the Company upon the Closing, provided that if Ambassadors withdraws its Option Notice then such fees shall be borne by Ambassadors.

(b) Payment. Upon delivery of evidence of the transfer of the ownership of the BellPort Japan Shares to Ambassadors on the books and records of BellPort Japan (as discussed in Section 3(a) below), Ambassadors shall pay the Purchase Price to the Company (in the case of the purchase of the BellPort Japan Shares) or to the stockholders of the Company (in the case of the purchase of the Company). At the election of the Company (which shall be made and a notice thereof delivered to Ambassadors on or before the 20th business day prior to the scheduled Closing Date), the Purchase Price shall be paid either (i) by wire transfer of immediately available funds to a bank account designated by the Company or (ii) in shares of common stock, par value $0.01 per share, of Ambassadors (“Ambassadors Common Stock”), provided that, in the event payment of the Purchase Price in Ambassadors Common Stock would require Ambassadors to obtain stockholder approval under any applicable law or regulation (including the regulations promulgated by the NASDAQ National Market), the payment of shares of Ambassadors Common Stock shall be reduced to the extent necessary so that any such stockholder approval shall no longer be required (and cash shall be substituted therefor). For the purpose of determining the number of shares of Ambassadors Common Stock to be delivered by Ambassadors for payment of the Purchase Price, a share of Ambassadors Common Stock shall be valued at an amount equal to the average daily volume-weighted trading price of Ambassadors Common Stock, as reported on the NASDAQ National Market, on the date prior to the Closing.

SECTION 3. CLOSING

(a) Subject to Section 1(b), the closing (the “Closing”) of the purchase of the Company or the BellPort Japan Shares, as applicable, by Ambassadors pursuant to the exercise of the Option shall take place on a date reasonably specified by Ambassadors, but in no event later than sixty (60) days following the date the Purchase Price is determined in accordance with Section 2 (the “Closing Date”), unless a later date is agreed to in writing by the parties. On the Closing Date, the Company shall use its best efforts to cause BellPort Japan to register and/or recognize the transfer of the BellPort Japan Shares to Ambassadors on its book and records and shall use its best efforts to cause BellPort Japan to approve the transfer of the BellPort Japan Shares to Ambassadors.

(b) On or prior to the Closing Date, the Company shall provide Ambassadors with written evidence (in a form acceptable to Ambassadors in its sole discretion) that the consummation of the transactions contemplated by the Option have been approved by the Board of Directors (or equivalent body) of BellPort Japan pursuant to the terms of BellPort Japan’s governing documents and any agreement between BellPort Japan, the Company and any other entity or person holding an equity, economic or other ownership interest in BellPort Japan (the “Required Approvals”). The obligation of Ambassadors to consummate the purchase set forth in the Option Notice is subject to receipt of the Required Approvals.

(c) On the Closing Date, Ambassadors and the Company shall execute such written instruments and take such other actions as the Ambassadors and the Company shall reasonably request in connection with the consummation of the transaction contemplated by this Agreement, including a purchase agreement containing customary terms and conditions of purchase.

SECTION 4. REPRESENTATIONS AND WARRANTIES

(a) Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to Ambassadors, and each of which shall be renewed at the Closing:

(i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power to own its properties and to carry on its business as now being conducted.

(ii) The Company has all requisite corporate power and corporate authority to enter into this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company to authorize this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery by Ambassadors constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

(iii) The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not (a) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of the Company, or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. A true and complete copy of the governing documents of BellPort Japan and any agreement between BellPort Japan, the Company and any other entity and/or person holding an equity, economic or other ownership interest in BellPort Japan has been previously delivered to Ambassadors.

(iv) No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (“Governmental Entity”) or any third Party (excluding BellPort Japan) is required by or with respect to the Company in connection with the execution and delivery of this Agreement and or the consummation of the transactions contemplated hereby.

(b) Representations and Warranties of Ambassadors. Ambassadors hereby makes the following representations and warranties to the Company, and each of which shall be renewed at the Closing:

(i) Ambassadors is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Ambassadors has the corporate power to own its properties and to carry on its business as now being conducted.

(ii) Ambassadors has all requisite corporate power and corporate authority to enter into this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Ambassadors, and no further action is required on the part of Ambassadors to authorize this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Ambassadors, and assuming the due authorization, execution and delivery by the Company constitutes a legal, valid and binding obligation of Ambassadors, enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

(iii) The execution and delivery by Ambassadors of this Agreement and the consummation of the transactions contemplated hereby will not (a) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of Ambassadors, or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Ambassadors or its properties or assets.

(iv) No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any third Party is required by or with respect to Ambassadors in connection with the execution and delivery of this Agreement and or the consummation of the transactions contemplated hereby.

SECTION 5. MISCELLANEOUS

(a) Covenants of the Company. During the term of this Agreement:

(i) The operations of the Company shall consist solely of owning the BellPort Japan Shares and the Company shall not incur any material liability without the prior written consent of Ambassadors (which consent shall not be unreasonably withheld); and

(ii) The Company shall provide Ambassadors with copies of all documents and materials received or prepared by the Company relating to Bellport Japan.

(b) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other Party, and any attempt to make any such assignment without such consent shall be null and void; provided, however, Ambassadors may assign this Agreement and its rights, interests or obligations hereunder to any entity or person who acquires all or substantially all of the capital stock or assets of Ambassadors (whether by purchase, merger, reconsolidation or otherwise). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

(c) Specific Performance, Etc. Ambassadors and the Company, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, shall be entitled to specific performance of each other Parties’ obligations under this Agreement. Ambassadors and the Company agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of them of the provisions of this Agreement and each hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

(e) Interpretation. The headings of the Sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect the meaning or interpretation of this Agreement.

(f) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by telecopy, or five days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the Parties at the following addresses (or at such other address for any Party as shall be specified by like notices, provided that notices of a change of address shall be effective only upon receipt thereof).

If to the Company, at:

BellJa Holding Company, Inc.

101 Shipyard Way, Suite M

Newport Beach, California 92663

Attention: Paul Penrose

Facsimile: (949) 723-7786

If to Ambassadors, at:

Ambassadors International, Inc.

1071 Camelback Street

Newport Beach, California 92660

Attention: Chief Financial Officer

Facsimile: (949) 219-6066

with copies to:

Latham & Watkins LLP

650 Town Center Drive, Suite 2000

Costa Mesa, California 92626

Attention: Charles K. Ruck

Facsimile: (714) 755-8290

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

(h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

(i) Amendment. This Agreement may be amended only by written agreement signed by each of Ambassadors and the Company.

(j) Entire Agreement. This writing constitutes the entire agreement of the Parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

AMBASSADORS INTERNATIONAL, INC.

By:	/s/ Brian R. Schaefgen
Brian R. Schaefgen
Chief Financial Officer, Treasurer and Secretary

BELLJA HOLDING COMPANY, INC.

By:	/s/ Paul Penrose
Paul Penrose
President